PRICING SUPPLEMENT NO. 121                                    Rule 424 (b)(3)
DATED: June 17, 1998                                          File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:             Floating Rate Notes        Book Entry Notes
$100,000,000                  [x]                        [x]

Original Issue Date:          Fixed Rate Notes           Certificated Notes
June 22, 1998                 [_]                        [_]


Maturity Date:                CUSIP#: 073928 DH 3
June 22, 2000

Option to Extend Maturity:    No  [x]

                              Yes [_]   Final Maturity Date:



                                          Optional           Optional
                        Redemption        Repayment          Repayment
Redeemable On           Price(s)          Date(s)            Price(s)
-------------           -----------       ----------         ---------

N/A                     N/A               N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]         Commercial Paper Rate           Minimum Interest Rate: N/A

[_]         Federal Funds Rate              Interest Reset Date(s): *

[_]         Treasury Rate                   Interest Reset Period: Monthly

[_]         LIBOR Reuters                   Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                      Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.10%

-------------------
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*        The 22nd of each month.

**       The 22nd of each month.

*** The one-month LIBOR rate on June 18, 1998 plus 10 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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